Execution Copy

The St. Joe Company

Second Amendment
Dated as of July 28, 2006

to

Note Purchase Agreements
Dated as of February 7, 2002

Re: $18,000,000 5.64% Senior Secured Notes, Series A, due February 7, 2005

$67,000,000 6.66% Senior Secured Notes, Series B, due February 7, 2007

$15,000,000 7.02% Senior Secured Notes, Series C, due February 7, 2009

$75,000,000 7.37% Senior Secured Notes, Series D, due February 7, 2012

Second Amendment to Note Purchase Agreements

This Second Amendment dated as of July 28, 2006 (the or this “Second Amendment”) to the Note Purchase Agreements each dated as of February 7, 2002 is between The St. Joe Company, a Florida corporation (the “Company”), and each of the institutions which is a signatory to this Second Amendment (collectively, the “Noteholders”).

Recitals:

A. The Company and each of the Noteholders, together with Provident Mutual Life Insurance Company and ProvidentMutual Life and Annuity Company of America, have heretofore entered into separate and several Note Purchase Agreements each dated as of February 7, 2002, as amended by the First Amendment to Note Purchase Agreements dated as of June 8, 2004 (collectively, as amended, the “Note Agreements”). The Company has heretofore issued (a) $18,000,000 in aggregate principal amount of its 5.64% Senior Secured Notes, Series A, due February 7, 2005, (b) $67,000,000 in aggregate principal amount of its 6.66% Senior Secured Notes, Series B, due February 7, 2007, (c) $15,000,000 in aggregate principal amount of its 7.02% Senior Secured Notes, Series C, due February 7, 2009 and (d) $75,000,000 in aggregate principal amount of its 7.37% Senior Secured Notes, Series D, due February 7, 2012 (collectively, the “Notes”) pursuant to the Note Agreements. The Noteholders who are signatories hereto are the holders of more than 51% of the outstanding principal amount of the Notes.

B. The Company and the Noteholders now desire to amend the Note Agreements in the respects, but only in the respects, hereinafter set forth.

C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Agreements, as amended hereby, unless herein defined or the context shall otherwise require.

D. All requirements of law have been fully complied with and all other acts and things necessary to make this Second Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

Now, therefore, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Second Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

Section 1. Amendments.

Section 1.1. Section 10.1 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

“Section 10.1. Consolidated Adjusted Net Worth. The Company and its Subsidiaries will at all times keep and maintain Consolidated Adjusted Net Worth at an amount not less than (a) $735,000,000 plus (b) an amount equal to one hundred percent (100%) of net proceeds from any issuance by the Company of shares of its Capital Stock or other equity interest occurring after the Closing. Without limiting the foregoing, the exercise by a present or former employee, officer or director of any stock option or equity based compensation issued pursuant to a stock incentive plan, stock option plan or other equity based compensation plan or arrangement shall in no event be deemed or construed to constitute the issuance of shares of the Capital Stock of the Company.”

Section 1.2. Section 10.2 of the Note Agreement shall be and is hereby amended in its entirety to read as follows:

“Section 10.2. Leverage Ratio. The Company and its Subsidiaries will not as at the end of each fiscal quarter permit the ratio of Consolidated Indebtedness to Consolidated Total Assets to exceed 0.55 to 1.00.”

Section 1.3. Section 10.3 of the Note Agreements shall be and is hereby amended in its entirety to read as follows:

“Section 10.3. Unencumbered Assets Ratio. The Company and its Subsidiaries will not permit as at the end of each fiscal quarter the ratio of Unsecured Indebtedness to Unencumbered Assets to exceed 0.55 to 1.00.”

Section 1.4. Section 10.5(a)(iv)(1) of the Note Agreements shall be and is hereby amended in its entirety to read as follows:

“(1) the ratio of Consolidated Indebtedness to Consolidated Total Assets as at such date shall not exceed 0.55 to 1.00; and”

Section 1.5. The definition of “Consolidated Net Worth” contained in Schedule B to the Note Agreements shall be and is deleted from Schedule B to the Note Agreement and a new definition “Consolidated Adjusted Net Worth” shall be added in alphabetical order to Schedule B to the Note Agreements:

““Consolidated Adjusted Net Worth” means, as of the date of any determination thereof, the net worth of the Company and its Subsidiaries as determined in accordance with GAAP; provided that notwithstanding the foregoing GAAP-based definition, for purposes of any determination of Consolidated Adjusted Net Worth pursuant to Section 10.1, all Timberland shall be valued at $750.00 per acre.”

Section 2. Representations and Warranties of the Company.

Section 2.1. To induce the Noteholders to execute and deliver this Second Amendment (which representations shall survive the execution and delivery of this Second Amendment), the Company represents and warrants to the Noteholders that:

(a) this Second Amendment has been duly authorized, executed and delivered by it and this Second Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(b) the Note Agreements, as amended by this Second Amendment, constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with their respective terms, except as enforcement may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c) the execution, delivery and performance by the Company of this Second Amendment (i) does not require the consent or approval of any governmental or regulatory body or agency, and (ii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, including, without limitation, the Bank Credit Agreement, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (ii)(A)(3) of this Section 2.1(c);

(d) as of the date hereof and after giving effect to this Second Amendment, no Default or Event of Default has occurred which is continuing; and

(e) all the representations and warranties contained in Section 5 of the Note Agreements are true and correct in all material respects with the same force and effect as if made by the Company on and as of the date hereof, except the representations and warranties set forth in Sections 5.3 and 5.4, in the final two sentences of Section 5.9 and in the first sentence of Section 5.15 which are true and correct as of the date of the issuance of the Notes.

Section 3. Conditions to Effectiveness of This Second Amendment.

Section 3.1. This Second Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

(a) executed counterparts of this Second Amendment, duly executed by the Company and the holders of at least 51% of the outstanding principal of the Notes, shall have been delivered to the Noteholders;

(b) the Noteholders shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance by the Company of this Second Amendment, certified by its Secretary or an Assistant Secretary;

(c) on or before December 31, 2006, the Noteholders shall have received evidence satisfactory to them and their special counsel that the 2004 Notes have been paid in full;

(d) the representations and warranties of the Company set forth in Section 2 hereof are true and correct on and with respect to the date hereof and the execution and delivery by the Company of this Second Amendment shall constitute certification of the same;

(e) the Noteholders shall have received the favorable opinion of counsel to the Company as to the matters set forth in Sections 2.1(a), 2.1(b) and 2.1(c) hereof, which opinion shall be in form and substance satisfactory to the Noteholders; and

(f) each holder of a Note shall have received a non-refundable fee equal to 0.10% of the aggregate outstanding principal amount of the Notes held by such holder.

Upon receipt of all of the foregoing, this Second Amendment shall become effective.

Section 4.	Payment of Noteholders’ Counsel Fees and Expenses.

Section 4.1. The Company agrees to pay upon demand, the reasonable fees and expenses of Chapman and Cutler LLP, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Second Amendment.

Section 5. Miscellaneous.

Section 5.1. This Second Amendment shall be construed in connection with and as part of each of the Note Agreements, and except as modified and expressly amended by this Second Amendment, all terms, conditions and covenants contained in the Note Agreements and the Notes are hereby ratified and shall be and remain in full force and effect.

Section 5.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Second Amendment may refer to the Note Agreements without making specific reference to this Second Amendment but nevertheless all such references shall include this Second Amendment unless the context otherwise requires.

Section 5.3. The descriptive headings of the various Sections or parts of this Second Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Section 5.4. This Second Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Section 5.5. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

[Remainder of Page Intentionally Blank]

The St. Joe Company

By	/s/ Stephen W. Solomon

Its	Senior Vice President and Treasurer

Accepted and Agreed to:

Thrivent Financial for Lutherans (f/k/a Aid Association for Lutherans)

By

Name:
Title:

Allstate Life Insurance Company

By /s/ Robert B. Bodett

Name: Robert B. Bodett

By /s/ Jerry D. Zinkula

Name: Jerry D. Zinkula

Authorized Signatories

First Colony Life Insurance Company

By	/s/ Scott Sell

Name: Scott Sell Title: Investment Officer

Genworth Life Insurance

Company (f/k/a General Electric Capital Assurance Company)

By	/s/ Scott Sell

Name: Scott Sell Title: Investment Officer

Genworth Life and Annuity

Insurance Company (f/k/a GE Life and Annuity Assurance Company)

By	/s/ Scott Sell

Name: Scott Sell Title: Investment Officer

Nationwide Life Insurance Company of America (f/k/a Provident Mutual Life Insurance Company)

By

Name:
Title:

Nationwide Life and Annuity Company of America (f/k/a ProvidentMutual Life and Annuity Company of America)

By

Name:
Title:

Nationwide Life and Annuity Insurance Company

By

Name:
Title:

Nationwide Life Insurance Company

By

Name:
Title:

Teachers Insurance and Annuity Association of America

By /s/ Loren S. Archibald

Name: Loren S. Archibald Managing Director

TIAA-CREF Life Insurance Company

By: Teachers Insurance and Annuity Association of America, as Investment Manager

By /s/ Loren S. Archibald

Name: Loren S. Archibald Managing Director

United of Omaha Life Insurance Company

By

Name:
Title:

Each of the undersigned hereby confirms its continued guaranty of the obligations of the Company under the Note Agreements, as amended hereby, pursuant to the terms of the Subsidiary Guaranty Agreement dated as of February 7, 2002, on this 28th day of July, 2006.

280 Interstate North, L.L.C. (Manager)

5660 NND, L.L.C. (Manager)

Apalachicola Northern Railroad Company (Senior Vice President)

Arvida Housing L.P., Inc. (Senior Vice President)

Arvida Mid-Atlantic Homes, Inc. (Senior Vice President)

C Ridge One, L.L.C. (Manager)

Crooked Creek Real Estate Company (Senior Vice President)

Crooked Creek Utility Company (Senior Vice President)

Deer Point I & II, LLC (Manager)

Georgia Timber, LLC (Senior Vice President)

Georgia Wind I, LLC (Manager)

Georgia Wind II, LLC (Manager)

Georgia Wind III, LLC (Manager)

McNeill Burbank Homes, LLC (Senior Vice President)

Millenia Park One, L.L.C. (Manager)

Monteith Holdings, LLC (Senior Vice President)

Overlook I & II, LLC (Manager)

Paradise Pointe, LLC (Senior Vice President)

Park Point Land, LLC (Manager)

PSJ Waterfront, LLC (Manager)

Riverside Corporate Center, L.L.C. (Manager)

Saussy Burbank, Inc. (Senior Vice President)

SGW, Inc. (Senior Vice President)

Southhall Center, L.L.C. (Manager)

Southwood Real Estate, Inc. (Senior Vice President)

St. James Island Utility Company (Senior Vice President)

St. Joe Central Florida Contracting, Inc. (Senior Vice President)

St. Joe Commercial, Inc. (Senior Vice President)

St. Joe Community Sales, Inc. (Senior Vice President)

St. Joe Development, Inc. (Senior Vice President)

St. Joe Finance Company (Senior Vice President)

St. Joe Home Building, L.P. By: St. Joe West Florida Contracting, Inc., General Partner (Senior Vice President)

St. Joe Land Company (Senior Vice President)

St. Joe Northeast Florida Contracting, Inc. (Senior Vice President)

St. Joe Residential Acquisitions, Inc. (Senior Vice President)

St. Joe Resorts & Clubs, L.L.C. (Manager)

St. Joe Terminal Corporation (Senior Vice President)

St. Joe Timberland Company of Delaware, L.L.C. (Senior Vice President)

St. Joe Towns & Resorts, L.P. By: St. Joe/Arvida Company, Inc., General Partner (Senior Vice President)

St. Joe Utilities Company (Senior Vice President)

St. Joe West Florida Contracting, Inc. (Senior Vice President)

St. Joe-Southwood Properties, Inc. (Senior Vice President)

St. Joe/Arvida Company, Inc. (Senior Vice President)

Sunshine State Cypress, Inc. (Senior Vice President)

Talisman Sugar Company (Senior Vice President)

The Port St. Joe Marina, Inc. (Senior Vice President)

Watercolor Vacation Rentals, Inc. (Senior Vice President)

Watersound Vacation Rentals, Inc. (Senior Vice President)

By: /s/ Stephen W. Solomon
Stephen W. Solomon, as its Manager or Senior Vice
President, as the case may be

St. Joe Capital I, Inc. By: /s/ David F. Childers III

David F. Childers III President

Residential Community Title Company By: /s/ Mark D. Lassman

Mark D. Lassman President and Treasurer